1 EXECUTIVE EMPLOYMENT AGREEMENT This Employment Agreement (this “Employment Agreement”) is made and entered into as of November 12, 2024 (the “Effective Date”), by and between Pagaya Technologies Ltd., Reg. No. 51- 542127-9, a company organized under the laws of the state of Israel (the “Company”), and Yahav Yulzari, (“Executive” and, together with the Company, and the Parent the “Parties”). RECITALS WHEREAS, the Company wishes to employ Executive on the terms and conditions described herein, and Executive wishes to be so employed by the Company. NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt of which are hereby acknowledged, the Parties hereto agree as follows: 1. Term. Executive’s employment with the Company under the terms and conditions of this Employment Agreement shall commence on the Effective Date and shall continue until such time that Executive’s employment is terminated in accordance with the terms and conditions of Section 5 of this Employment Agreement (the “Term”). 2. Title; Services and Duties. (a) During the Term, Executive shall be employed by the Company as its Chief Business Officer and shall report to the Chief Executive Officer/Board, pursuant to the terms of this Employment Agreement. (b) During the Term, Executive shall (i) be a full-time employee of the Company (the "Scope of Work"), (ii) have such duties, responsibilities and authority as are reasonably prescribed by the Chief Executive Officer/Board of the Company, as applicable, consistent with Executive’s position and (iii) devote all of Executive’s business time and best efforts to the performance of Executive’s duties to the Company and shall not engage in any other business, profession or occupation for compensation. Notwithstanding the foregoing, Executive may (x) serve as a director or advisor of non-profit organizations with the prior approval of the Company’s Board of Directors (the “Board”), (y) perform and participate in charitable civic, educational, professional, community, industry affairs and other related activities, and (z) manage personal investments; provided, however, that such activities shall be performed outside of Executive’s working hours for the Company, do not materially interfere, individually or in the aggregate, with the performance of Executive’s duties hereunder and do not breach the terms of the confidentiality and restrictive covenant agreement attached hereto as Exhibit A (the “Restrictive Covenant Agreement”), have an adverse impact on the Company or give rise to any conflict of interest with any of the Company’s business, or Executive’s duties and functions under this Employment Agreement. (c) Executive shall report to and work pr imar i ly from the Company’s Tel- Aviv office, or, as appropriate, the Company’s New York office or his home office, and Executive understands and agrees that Executive may be required to travel from time to time for business reasons for no additional consideration, except for the reimbursement of the respective business expenses occurred with such travel according to the Company’s applicable policy.

2 (d) In general, unless determined and instructed otherwise by the Company, work for the Company shall be performed five (5) days a week, Sunday through Thursday, and a regular workweek with the Company shall consist of forty-two (42) working hours not including a thirty (30) minute daily break, which shall be taken on Executive’s account, unless determined and instructed otherwise by the Company, as set forth hereunder. Saturday shall be the official rest day. (e) Executive acknowledges that in light of Executive’s Position, status, duties, and responsibility, Executive shall be counted amongst those employees whose functions require a special degree of personal trust, and the conditions and circumstances of those employees do not facilitate the supervision of their work and rest hours as those expressions are defined in the Hours of Work and Rest Law 5711-1951 (the “Hours of Work and Rest Law”). Accordingly, the restrictions specified in the Hours of Work and Rest Law or in any other law that may apply shall not apply to Executive’s employment hereunder. (f) Executive acknowledges that as part of the Position, Executive may be required to work beyond the regular working hours (including during holidays, formal weekly vacation day, etc.) and that in light of Executive’s status according to the Hours of Work and Rest Law, Executive shall not be entitled to any further compensation other than as expressly specified in this Employment Agreement. (g) Notwithstanding the above, per the requirement of applicable law, Executive shall cooperate with the Company in maintaining a daily record of the actual number of hours of work performed by Executive in accordance with the Company’s policies and instructions. (h) Executive represents and warrants that the execution and delivery of this Employment Agreement and the fulfillment of the terms hereof does not and will not constitute a default under or breach of any agreement or other instrument to which Executive is a party or by which Executive is bound to, including without limitation, any previous confidentiality and/or non- competition and/or intellectual property assignment agreement, and does not require the consent of any person or entity. (i) Executive shall inform the Company immediately upon becoming aware of any matter in which Executive or a member of Executive’s immediate family or affiliate has, or may have, a personal interest, which may create a conflict of interest with Executive’s duties under Executive’s employment hereunder. (j) Executive declares and undertakes that Executive shall not receive any payment and/or other benefits from any third party, directly or indirectly, in connection with Executive’s employment hereunder. (k) Executive hereby consents, of Executive’s own free will, that the information in this Employment Agreement and any information concerning Executive and gathered by the Company, will be held and managed by the Company or on its behalf, inter alia, on databases, and that the Company shall be entitled to transfer such information to third parties, in Israel or abroad. The Company undertakes that the information will be used and transferred for legitimate business purposes only. Without derogating from the generality of the above, such purposes may include, without limitation, human resources management, assessment, and diligence processes related to potential transactions with respect to the Company or its assets, as well as transfers as part of the consummation of such transaction, and all solely to the extent

3 reasonably required. 3. Compensation. (a) Monthly Salary. (i) The Company shall pay Executive a salary in the amount of NIS 288,501.25 per month (the “Monthly Salary”) during the Term, payable in accordance the Company’s regular payroll practices as in effect from time to time and no later than the 9th day of any calendar month, for the previous month. The Monthly Salary shall be periodically reviewed by the Board during the Term. (ii) In the event that a competent jurisdiction or any authorized entity shall determine, contrary to the representations set forth in this Employment Agreement, that Executive is entitled to an additional payment from the Company for the overtime hours, Executive will be obligated to return the Company thirty percent (30%) of Executive’s Monthly Salary, calculated retroactively as of the Commencement Date. The Company shall be entitled to set off any such repayments that should be returned by Executive under this Section from any amount that would be decided according to any judicial decision determining that the Company should pay Executive for overtime hours. (b) Annual Bonus. (i) Executive shall be eligible to receive an annual cash bonus as recommended by the Chief Executive Officer and approved by the Compensation Committee and the Board (the “Annual Bonus”). The actual amount of the annual cash bonus shall be in the discretion of the Compensation Committee and the Board and will be determined based on the factors set out in Section 5 of the Parent’s Compensation Policy for Executive Officers and Directors, attached hereto as Exhibit C1. (ii) Any annual cash bonus that becomes payable to Executive under this Section 3(b) shall be paid to Executive, in cash, as soon as practicable following the end of the fiscal year of the Company to which it relates; provided, that, Executive is an active employee of the Company, and has not given or received notice of termination or resignation of employment as of the date on which such payment is made or is not under investigation for conduct that may constitute Cause for termination (as defined below). The Company may, in its sole discretion, pay any portion of Executive’s annual cash bonus prior to the end of the fiscal year of the Company to which it relates. (iii) For clarification purposes, the Annual Bonus shall not be deemed to be part of Executive’s Monthly Salary, and shall not constitute the basis for any of the benefits for which calculation is made on the basis of Monthly Salary. (iv) Without derogating from the aforesaid, the Company may review, modify and adjust the Annual Bonus terms (including its amount) at its sole discretion, at any time, subject to delivering a written notice to Executive. (c) Equity. This Agreement does not address Executive’s option to purchase 1 In addition to the Discretionary Bonus, Executive is also eligible to receive a cash bonus in the amount of NIS 3,462,015.00, based upon the closing of the SPAC merger (the “Special Bonus”)

4 shares or other equity incentives of the Parent, which, if applicable, was and/or will be, granted to Executive subject to the terms of an applicable equity plan, Board approval and an award agreement, as provided under separate cover. 4. Employee Benefits. (a) Employee Benefits and Prerequisites. During the Term, Executive shall be eligible to participate in all benefit plans made available by the Company to its senior executives generally. Such benefits shall be subject to the applicable limitations and requirements imposed by the terms of such benefit plans and shall be governed in all respects in accordance with the terms of such plans as in effect from time to time. Nothing in this Section 4(a), however, shall require the Company to maintain any benefit plan or provide any type or level of benefits to its current or former employees, including Executive. In addition, Executive shall be entitled to use the services of one or more executive assistants who, from time to time, may also assist Executive with personal matters in order to allow Executive to focus on his or her job duties. (b) Pension Insurance. (i) Executive shall be entitled to contributions towards a pension insurance policy (pension fund and/or managers insurance, which include pension allowance), as shall be chosen by Executive, at Executive’s sole discretion (the “Pension Insurance Policy”), as of the Effective Date. (ii) Notwithstanding, the contributions towards the Pension Insurance Policy will commence by no later than the third (3) month of Executive’s employment by the Company, retroactively as of the Effective Date. (iii) Executive’s Contribution. Executive shall contribute to such Pension Insurance Policy a minimum of six percent (6%) and up to seven percent (7%) of the Monthly Salary, as instructed by Executive according to the terms of the specific Pension Insurance Policy, and the Company shall deduct Executive’s contribution each month and apply such deduction towards Executive’s Pension Insurance Policy. (iv) The Company’s Contributions. The Company shall contribute to such Pension Insurance Policy the following amounts; (i) pension benefits - six and a half percent (6.5%) of the Monthly Salary (the “Company’s Contributions”), and (ii) severance pay - eight- point thirty-three percent (8.33%) of the Monthly Salary (the “Severance Component”). (v) In the event that the Pension Insurance Policy is a Managers Insurance, the Company’s Contributions shall include the Company’s payment for separate insurance of long-term disability, which will guarantee at least seventy-five percent (75%) of the Monthly Salary (the “Disability Insurance”), provided, however, that the Company’s Contributions towards pension benefits solely shall not be lower than five percent (5%) of the Monthly Salary. It is hereby clarified that in the event that the Company’s cost of the Disability Insurance exceeds one and a half percent (1.5%) of the Monthly Salary, then the Company shall enlarge the Company’s Contributions, provided, however, that the Company’s Contributions towards pension benefits together with its costs for the Disability Insurance shall not exceed an aggregate contribution of seven and a half percent (7.5%) of the Monthly Salary. (vi) Executive and the Company hereby acknowledge and confirm that in accordance with the General Permit promulgated by the Labor Minister on June 30, 1999, pursuant

5 to Article 14 of the Severance Pay Law, 5723-1963 (the “Severance Pay Law”), a copy of which is attached hereto as Exhibit B, the amounts contributed by the Company for the Severance Component under Executive’s Pension Insurance Policy shall be in lieu of severance pay to which Executive (or Executive’s beneficiaries) may be entitled to under the provisions of the Severance Pay Law, and shall constitute full and complete payment thereof. (vii) The Company waives any right it may have for the repayment of any monies paid by it to the Pension Insurance Policy. Upon termination of Executive’s employment, inter alia, in the event of Executive’s resignation, the Company shall release the said policies and transfer them under Executive’s name. However, if Executive is dismissed under the circumstances defined in Section 16 or Section 17 of the Severance Pay Law, or in the event that Executive withdraws monies from the Pension Insurance Policy in circumstances other than an Entitling Event (an “Entitling Event” means death, disablement or retirement at the age of sixty (60) or over), Executive shall not be entitled to the Severance Component or any severance pay and the Company shall be entitled to demand repayment of the monies accrued for severance pay in the Pension Insurance Policy. (viii) If Executive fails to notify the Company within two (2) months of the Commencement Date regarding Executive’s choice of Pension Insurance Policy, as mentioned above, the Company shall insure Executive under the default pension fund selected and published by the Commissioner of the Capital Market, Insurance and Savings Division at the Ministry of Finance. (c) Study Fund. (i) The Company and Executive shall open and maintain a study fund “Keren Hishtalmut” (the “Study Fund”). The Company shall contribute to such Study Fund an amount equal to seven and a half percent (7.5%), and Executive shall contribute to such Study Fund an amount equal to two and a half percent (2.5%) of each Monthly Salary payment, up to the maximum amount allowed for income tax benefits under the Income Tax Ordinance-5721-1961 and any applicable regulations. (ii) To avoid any doubt, Executive shall be responsible for any tax imposed in connection with contributions to the Study Fund, if any. (d) Flexible Vacation/Sick Days. During the Term, Executive shall be eligible to take paid vacation on a flexible basis, meaning that rather than accruing a certain number of vacation days, Executive may exercise reasonable discretion and judgment to take vacation as and when desired, so long as doing so does not negatively impact Executive’s work or the Company’s operations, provided, however, that the Executive must use at least the annual accumulated vacation days as specified under each applicable pay-slip, and in any event, not less than the mandatory annual vacation days entitlement under applicable law. For avoidance of doubt, since it is the Executive’s responsibility to utilize at least the mandatory vacation days amount each calendar year, and because flexible vacation time does not accrue, it may not be “carried over” from one year to the next and Executive will not have any accrued, unused vacation balance to be paid upon termination of employment (for any reason). In addition, Executive shall be eligible to take up to eighteen (18) days of paid sick leave per calendar year, consistent with applicable law, to be prorated for any partial year of employment and to be subject to the terms of the Company’s applicable policy as to paid sick time off.

6 (e) Recreation Payments. Executive shall be entitled to Recreation Payments (“Dmey Havra’a”) according to any applicable law and extension order’s provisions. (f) Reimbursement of Business Expenses. The Company shall reimburse Executive for any expenses reasonably and necessarily incurred by Executive during the Term in furtherance of Executive’s duties hereunder upon submission by Executive of vouchers or receipts and in compliance with such rules and policies relating thereto as the Company may from time to time adopt. (g) Insurance; Indemnification. Executive will be covered by such directors’ and officers’ liability insurance on no less favorable terms as directors and officers of the Company or any of its Affiliates (as defined below) for which Executive serves as a director or officer. Executive will also be entitled to indemnification rights, benefits and related expense advances and reimbursements to the same extent as any other director or officer of the Company or any of its Affiliates for which Executive serves as a director of officer. 5. Termination of Employment. (a) Executive’s employment shall be for an unlimited period of employment as of the Effective Date until terminated by either party, at the earliest to occur of the following during the Term: (i) the date which is 180 days following the date on which either party provides notice to the other party of termination for whatever reason, without “Cause” (as defined below) (the "Notice Period"); or (ii) the date on which the Company provides notice to Executive of the termination for Cause. (b) Upon the termination of Executive's employment with the Company, Executive shall not be entitled to any further compensation or benefits other than, in each case if applicable as of the date of termination: (i) any accrued but unpaid Monthly Salary (payable as provided in Section 3(a) hereof); (ii) reimbursement for any expenses properly incurred and reported by Executive prior to the date of termination in accordance with Section 4(g) hereof, payable on the Company’s first regularly scheduled payroll date which occurs at least 10 business days after the date of termination; and (iii) vested employee benefits, if any, to which Executive may be entitled under the Company’s employee benefit plans described in Section 4(a) through Section 4(f) as of the date of termination (collectively, the “Accrued Rights”). Notwithstanding the foregoing, if Executive (or Executive’s estate, as applicable) executes a release of claims letter provided by the Company (the “Release”), Executive shall be entitled to receive an amount in cash equal to the product of: (A) Executive’s Annual Bonus; and (B) a fraction, the numerator of which is the number of days Executive was employed during the fiscal year in which the date of termination occurs, and the denominator of which is 365 (the “Pro-Rated Bonus”), payable on the Payment Commencement Date (as defined below). (c) Termination by the Company without Cause or Resignation for Good Reason. If during the Term Executive’s employment is terminated by the Company without Cause or Executive resigns Executive’s employment for Good Reason, then Executive shall be entitled to receive the Accrued Rights, and if (i) Executive executes a Release and the applicable revocation period with respect to the Release expires within 60 days following the date of termination and (ii) Executive does not breach the restrictive covenants set forth in the Restrictive Covenant Agreement (as defined in Section 6), then Executive shall receive the following: (i) An amount in cash equal to twelve (12) times Executive’s Monthly Salary, as in effect immediately prior to the date of termination, which amount shall be payable in

7 substantially equal installments during the twelve (12) month period immediately following the date of termination in accordance with the Company’s regular payroll practices as in effect from time to time; provided, that, the first such payment will be made on the first regularly scheduled payroll date of the Company that occurs on or following the 60th day after the date of termination and will include all payments that would have been made to Executive had such payments commenced on the first regularly scheduled payroll date of the Company following the date of termination (the “Payment Commencement Date”); and (ii) During the twelve (12) month period immediately following the date of termination, entitlement for reimbursement with respect to Executive’s private health care coverage in an amount equal to the fair market value of continued health insurance for a twelve (12) months period, as determined at the time of the termination and to be agreed upon by the Parties, which shall be paid in single cash lump sum on the Payment Commencement Date; and (iii) A Pro-Rated Bonus, if any, payable on the Payment Commencement Date. (d) Termination by the Company without Cause or Resignation for Good Reason Following a Change in Control. If during the Term Executive’s employment is terminated by the Company without Cause or Executive resigns Executive’s employment for Good Reason, in each case during the period beginning on a Change in Control and ending twelve (12) months thereafter, then Executive will be entitled to receive the Accrued Rights, and if (i) Executive executes a Release within 60 days following the date of termination and (ii) Executive does not breach the restrictive covenants set forth in the Restrictive Covenant Agreement, then Executive shall receive the following in lieu of the amounts described in Section 5(g) above: (i) An amount in cash equal to eighteen (18) times Executive’s Monthly Salary as in effect immediately prior to the date of termination, which amount shall be paid in a single cash lump sum on the Payment Commencement Date; (ii) During the twelve (12) month period immediately following the date of termination, entitlement for reimbursement with respect to Executive’s private health care coverage in an amount equal to the fair market value of continued health insurance for a twelve (12) months period, as determined at the time of the termination and to be agreed upon by the Parties, which shall be paid in single cash lump sum on the Payment Commencement Date; (iii) The entirety of Executive’s Annual Bonus, if any, payable on the Payment Commencement Date; and (iv) Notwithstanding anything to the contrary in the applicable award agreement(s), any outstanding award(s) granted to Executive under the Pagaya Technologies Ltd. 2022 Share Incentive Plan, to the extent they have not vested as of the date of Executive’s termination of employment, shall become fully vested as of such termination date. (e) During the Notice Period, whether notice has been given by Executive or by the Company, Executive shall continue to work and perform all regular duties unless instructed otherwise by the Company and shall cooperate with the Company and use Executive’s best efforts to assist in handing over and the integration into the Company of the person or persons who will assume Executive’s responsibilities and duties. (f) Nevertheless, the Company shall be entitled, but not obligated, at any time

8 prior to the expiration of the Notice Period, at its sole discretion: (i) to waive Executive’s actual work during the Notice Period, or to reduce Executive’s Scope of Work, while continuing to pay Executive’s regular payments and benefits until the end of the Notice Period; or (ii) terminate the employment relationship, at any time prior to the expiration of the Notice Period, and pay Executive upon termination, in lieu of the remainder of the Notice Period, the value of the Monthly Salary according to applicable law. (g) Executive shall have no right for a lien on any of the Company’s assets, equipment, or any other material, including information or Confidential Information, as defined in Exhibit A (hereinafter the “Company’s Equipment”) in Executive’s possession. Executive shall return to the Company all of the Company’s Equipment placed in Executive’s possession no later than the last day of Executive’s employment with the Company (including the Notice Period, if applicable). (h) The Company shall be entitled, at its sole discretion, to set off from Executive’s final payments, including but not limited to, salary and severance pay, any debt/s that Executive may have towards the Company, including debt/s due to Executive’s refusal to return Company’s Equipment to the Company, and Executive hereby gives Executive’s consent to such deduction. (i) Definitions. For purposes of this Employment Agreement: (i) “Affiliate” as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities (the ownership of more than 50% of the voting securities of an entity shall for purposes of this definition be deemed to be “control”), by contract or otherwise. (ii) “Cause” means: (A) the willful commission of an act of fraud or misappropriation of Company assets or business opportunities by Executive in the course of Executive’s employment or service; (B) the indictment, conviction, or entering of a plea of nolo contendere by, Executive for a crime constituting a felony or in respect of any act of fraud; (C) the willful commission of an act by Executive that results, or is likely to result, in Executive or the Company (including any of its Affiliates) being enjoined, suspended, barred or otherwise formally disciplined by a government agency or a court for violation of securities laws, rules or regulations, including a statutory disqualification; or (D) gross negligence or willful misconduct in connection with Executive’s performance of Executive’s duties in connection with Executive’s employment by the Company or Executive’s failure to comply with any of the restrictive covenants to which Executive is subject, which gross negligence, willful misconduct or failure results, or is likely to result, in material harm to the CompanyAny act or omission shall be presumed to have been done or omitted in good faith and in the best interests of the Company if based upon (w) a resolution duly adopted by the Board of Directors, (x) written advice of outside counsel for the Company, (y) written advice of an accountant or auditor, or (z) agreement among at least two (2) other executives, which must include the executive(s) most closely connected to or responsible for the subject matter underlying the act or omission. (iii) “Change in Control” has the meaning set forth in the Pagaya Technologies Ltd. 2022 Share Incentive Plan.

9 (iv) “Good Reason” means, in each case without Executive’s consent, (A) a material decrease in Executive’s monthly salary, Annual Bonus or target long-term incentive compensation opportunity, other than a decrease of not less than 10% that is materially consistent with similar decreases required of other senior executives of the Company; (B) a material diminution in Executive’s primary duties, responsibilities or authority as Chief Business Officer; or (C) a material breach of this Employment Agreement or any other material compensatory arrangement with the Company by the Company. Notwithstanding the foregoing, in no event will the occurrence of any such condition constitute Good Reason unless (1) Executive provides notice to the Company of the existence of the condition giving rise to Good Reason within one hundred and eighty (180) days following Executive’s knowledge of its existence, (2) the Company fails to cure such condition within thirty (30) days following the date of such notice and (3) Executive terminates employment within ninety (90) days of the end of such cure period. (v) “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof. 6. Confidentiality and Restrictive Covenant Agreement. Executive agrees and acknowledges that execution of the Restrictive Covenant Agreement is a condition of employment and must be signed prior to the Effective Date. An amount equal to ten percent (10%) of the Monthly Salary shall be considered as a special compensation for the obligations not to compete with the Company and for the assignment of inventions, waiver of consideration and/or compensation, and/or any other royalty and the non-competition covenants, as set forth in the Restrictive Covenants Agreement (the “Special Compensation”). 7. Company’s Computer Systems and Monitoring Policy. (a) For the performance of Executive’s duties for the Company, the Company will provide Executive with equipment, computers, software, systems and accounts, remote access, and access cards, including without limitation, a professional e-mail account (the “Professional Email Account” and collectively, the “Company’s Systems”). Executive is not allowed to use the Professional Email Account for private purposes which are not related to the Company’s activities. (b) Executive acknowledges that the Professional Email Account and Company’s Systems will be subject to monitoring means during Executive’s employment with the Company and post-termination as well. The Company may, at any time and for any legitimate business purpose, monitor Executive’s use of the Company’s Systems and copy, transfer and disclose all electronic communications and content transmitted by or stored in such Company Systems. For the avoidance of any doubt, such monitoring is not intended to violate Executive’s right to privacy. (c) Without derogating from the foregoing, it is agreed that since the Professional Email Account, the Company’s Systems and Company’s Equipment are integral to the conduction of the Company’s business and operations, in the event of Executive’s absence for any reason, the Company shall be entitled to review the Professional Email Account and to make any necessary use of the Company’s Systems and Company’s Equipment. In the event that private correspondence exists in the Company’s Professional Email Account and/or the Company’s Systems, despite the clear instructions detailed hereinabove, the Company may review such correspondence and will do so only in particular circumstances, in which there is a grave suspicion

10 of harmful or illegal activity through the Company’s Systems, and subject to the applicable law. (d) In addition, in order to protect its legitimate interests, conditional upon the occurrence of justifying circumstances, the Company is entitled, at its sole discretion, to disconnect Executive’s access to certain Company’s System. (e) In the event Executive wishes to send private e-mails during working hours by using the Company’s Systems, Executive may use a private external e-mail and information storage account (such as Gmail, Walla, etc.). In addition, Executive may access the internet for private use provided that such access is done for a reasonable period of time, without such access having a negative effect on Executive’s performance or the Company’s Systems. (f) Executive agrees that Executive will not copy, delete, or alter any information contained on the Company’s Systems or in Executive’s Professional Email Account, including prior to the return to the Company upon termination of employment for any reason. 8. Assignment. This Employment Agreement, and all of the terms and conditions hereof, shall bind the Company and its successors and assigns and shall bind Executive and Executive’s heirs, executors and administrators. No transfer or assignment of this Employment Agreement shall release the Company from any obligation to Executive hereunder. Neither this Employment Agreement, nor any of the Company’s rights or obligations hereunder, may be assigned or otherwise subject to hypothecation by Executive, and any such attempted assignment or hypothecation shall be null and void. The Company may assign any of its rights hereunder, in whole or in part, to any successor or assign in connection with the sale of all or substantially all of the Company’s assets or equity interests or in connection with any merger, acquisition and/or reorganization. 9. General. (a) Company Policies. Executive undertakes to comply with any and all Company’s policies and rules, brought to Executive’s attention, including without limitation, the Company’s policy for prevention of sexual harassment at the workplace, the Company’s policy pertaining to disclosure and use of personal information and hereby undertakes to act in accordance with all such policies, as may change and modified from time to time. (b) Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by facsimile or e-mail; or (iv) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9(b)): To the Company: 121 Menachem Begin Road Tel-Aviv-Jaffa, Israel Attention: Eric Watson, Chief Legal Officer Email: eric.watson@pagaya.com

11 To Executive: At the address shown in the Company’s personnel records. (c) Entire Agreement. (i) This Employment Agreement (including any Exhibits hereto) constitutes the sole and entire agreement of the parties to this Employment Agreement with respect to the subject matter contained herein and therein, and, effective as of the Effective Date, supersedes all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter, including the any employment agreement or offer letter by and between Company and Executive. (ii) This Employment Agreement is a personal and particular agreement setting forth exclusively the employer-employee relations between the Company and Executive. The provisions of any collective bargaining agreement and/or extension order (“Tzav Harchava”) which apply and/or which may apply, now or in the future to employees in the profession and/or occupation identical or similar to that of Executive do not apply and shall not apply to the employment of Executive by the Company hereunder unless required by applicable law. (iii) This Employment Agreement and all its exhibits attached hereto constitute the entire details and information that an employer has to provide to an employee in accordance with Employee and Candidate Information Law (Employment Terms, Screening and Acceptance to Work) - 2002, and the Parties agree that this Employment Agreement and all its exhibits shall be regarded as a notice to Executive according to the applicable law. (d) Headings. The headings in this Employment Agreement are for reference only and shall not affect the interpretation of this Employment Agreement. (e) Amendment and Modification; Waiver. This Employment Agreement may only be amended, modified or supplemented by an agreement in writing signed by all of the Parties hereto. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Employment Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. (f) Governing Law. This Employment Agreement shall be governed by and construed in accordance with the internal laws of the State of Israel without giving effect to any choice or conflict of law provision or rule (whether of the State of Israel or any other jurisdiction). Any dispute arising under or in relation to this Employment Agreement shall be resolved exclusively in the competent court in Tel Aviv-Jaffa, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of such court. (g) Survivorship. The provisions of this Employment Agreement necessary to carry out the intention of the Parties as expressed herein shall survive the termination or expiration of this Employment Agreement, including without limitation, the provisions of Exhibits A, B and C attached hereto. (h) No Third-party Beneficiaries. This Employment Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal

12 or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Employment Agreement. (i) Construction. The Parties acknowledge that this Employment Agreement is the result of arm’s-length negotiations between sophisticated parties, each afforded representation by legal counsel. Each and every provision of this Employment Agreement shall be construed as though both Parties participated equally in the drafting of the same, and any rule of construction that a document shall be construed against the drafting party shall not be applicable to this Employment Agreement. (j) Withholding. All compensation payable to Executive pursuant to this Employment Agreement shall be subject to any applicable statutory withholding taxes and such other taxes as are required or permitted under applicable law and such other deductions or withholdings as authorized by Executive to be collected with respect to compensation paid to Executive. (k) Counterparts. This Employment Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Employment Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Employment Agreement. 10. Executive Representation and Acceptance. By signing this Employment Agreement, Executive hereby represents that Executive is not currently under any contractual obligation to work for another employer and that Executive is not restricted by any agreement or arrangement from entering into this Employment Agreement and performing Executive’s duties hereunder. [Remainder of page is left blank intentionally]

IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND THEREBY, the Parties hereto have executed and delivered this Employment Agreement as of the year and date first above written. PAGAYA TECHNOLOGIES LTD. By: /s/ Eric Watson Name: Eric Watson Title: Chief Legal Officer EXECUTIVE /s/ Yahav Yulzari [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT] Yahav Yulzari